                                                                    EXHIBIT 4.7


         THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
            UNDER ANY STATE SECURITIES LAWS, AND ARE TRANSFERABLE
                      ONLY IN COMPLIANCE WITH SUCH LAWS

                             WARRANT CERTIFICATE

                  63,473 Warrants to Purchase Common Stock

                         ACCUMED INTERNATIONAL, INC.

           (Incorporated under the laws of the State of Delaware)

     These Warrants are issued in exchange for Warrants to purchase shares of common stock of AccuMed, Inc., pursuant to the Agreement and Plan of Reorganization by and between Alamar Biosciences, Inc. (which has been renamed "AccuMed International, Inc." and reincorporated in the State of Delaware), and AccuMed, Inc., entered into as of April 21, 1995, and as amended by Amendment No. 1 dated as of August 1, 1995, and Amendment No. 2 dated as of October 6, 1995 (the "Agreement"), whereby AccuMed, Inc., was merged with and into Alamar Biosciences, Inc. (renamed "AccuMed International, Inc.") (the "Corporation"). Accordingly, these Warrants are subject to all the terms and conditions of the Agreement, including the provisions of Section 1.13 of Amendment No. 1 thereof, a copy of which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined shall have the same meaning as they have in the Agreement.

     This is to certify that, for value received, The P. L. Thomas Group, Inc., or registered assigns, is the owner of 63,473 Warrants, each of which entitles the registered owner to purchase from the Corporation, subject to the terms hereof and the Agreement, the following shares of fully paid and non-assessable, no par value, common stock (the "Common Stock") of the Corporation, at a purchase price per share (the "Applicable Exercise Price") of
(i) $.82 as to 21,158 Warrants, (ii) $1.64 as to 21,158 Warrants, and (iii) $2.47 as to 21,158 Warrants. The shares of Common Stock issuable upon the exercise of the Warrants are sometimes called the "Warrant Shares."

     The Warrants represented by this Certificate shall not be exercisable unless and until it is determined that either the First Year Performance Targets or the Earn-Back Targets for the Second Year Performance Period, as provided in the Agreement, have been achieved.

     Subject to the provisions hereof, the Warrants represented by this Warrant Certificate may be exercised by the registered holder in whole or in part by surrender of this Warrant Certificate at the principal executive offices of the Corporation with the form of election to exercise attached hereto duly executed and with payment in full to the Corporation of the Applicable Exercise Price for the Warrant Shares so purchased. Payment of such Applicable Exercise Price shall be made in cash or by certified official bank check. Thereupon, the Warrants shall be deemed to have been exercised and the person exercising the same to have become a holder of record of the Warrant Shares so purchased (or of the other securities or property to which such person is entitled upon such exercise) for all purposes; and certificates for Warrant Shares so purchased shall be delivered to the purchaser within a reasonable time (not exceeding 10 days) after the Warrants shall have been exercised as set forth above. If only a portion of the Warrants shall be exercised, the holder of this Warrant Certificate shall be entitled to receive a similar warrant certificate of like tenor and date covering the number of Warrants which shall not have been exercised.

     Unless the Corporation achieves either the First Year Performance Targets or the Earn-Back Targets For the Second Year Performance Period, the Warrants represented by this Warrant Certificate shall terminate and automatically be cancelled, and the holder will surrender the Warrant Certificate for cancellation upon the request of the Corporation.

     This Warrant Certificate is exchangeable upon surrender by its registered holder at the principal executive offices of the Corporation, for new warrant certificates of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares which may be purchased hereunder.

     The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Corporation further covenants and agrees that it will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant Certificate.


                                   ARTICLE I

     Section 1.1  Adjustment of Number of Shares and Applicable Exercise Price.

     (a) The Applicable Exercise Price of the Warrants shall be subject to adjustment from time to time as follows:

           (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of Warrants and the Applicable Exercise Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased and the Applicable Exercise Price decreased in proportion to such increase of outstanding shares.

           (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the number of Warrant Shares issuable upon exercise of Warrants and the Applicable Exercise Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased and the Applicable Exercise Price shall be increased in proportion to such decrease in outstanding shares.
                                      3

           (iii) If any consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Warrants, such shares of stock, securities, interests or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by such holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Applicable Exercise Price) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

           (iv) All calculations under this paragraph (a) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, or one cent ($.01), as the case may be.

           (b) In any case in which the provisions of this Article I shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(x) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 1.2; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

           (c) Any and all Warrant Shares issued pursuant to the exercise of the Warrants shall bear a legend reflecting that such Warrant Shares have not been registered under the Securities Act of 1933, as amended, or under any state securities law, and cannot be transferred by sale, pledge or otherwise, except in compliance with such securities laws and all regulations thereunder. As a condition to the issuance of Warrant Shares, the holder hereof requesting to so exercise the Warrants shall execute appropriate investment letters and other documents as may be reasonably required by the Corporation and its counsel to assure that Warrant Shares are issued only in compliance with applicable securities law.

           (d) In the event the Corporation proposes to take any action of the types described in this Section 1.1, the Corporation shall give notice to each holder of Warrants, at the address of such holder shown on the books of the Corporation, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth the facts with respect thereto reasonably necessary to indicate the effect of the action (to the extent the effect may be known at the date of such notice) on the Applicable Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. In the case of any action which would require the fixing of a record date, notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, and the holder of these Warrants shall have no right to prevent or delay any such action by injunction or otherwise.

           (e) In the event that at any time as a result of an adjustment made pursuant to this Section 1.1, the holder of any Warrants thereafter surrendered or exercised shall become entitled to receive any shares of the Corporation or another corporation other than shares of Common Stock, the provisions of this Section 1.1 and Section 1.2 with respect to the Common Stock shall apply on like terms to any such other shares.

           Section 1.2. No certificates for fractional shares of Common Stock shall be issued upon the exercise of Warrants, but in lieu thereof the Corporation shall pay, upon exercise in full of the Warrants represented by this Warrant Certificate, out of funds legally available therefor, a cash adjustment in respect of such fractional shares based upon the then effective Applicable Exercise Price.


                                   ARTICLE II

           Section 2.1. If the Corporation at any time after the date hereof, proposes to register any of its shares of Common Stock under the Securities Act pursuant to a registration statement and if the Warrants have become exercisable pursuant to the terms hereof, the Corporation will promptly give written notice to the registered holder (which may be made by telecopy) hereof of its intention to do so and, upon the written request of the holder given within 20 days after receipt of any such notice (which request shall state the intended method of disposition of such Warrant Shares by such holder), the Corporation will use its best efforts to cause any or all of the Warrant Shares held by such holder, or which may be acquired by such holder upon exercise of the Warrants, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by such holder of such Warrant Shares; provided, however, that the Corporation may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other Common Stock originally proposed to be registered; provided, further, that if the Corporation's underwriters recommend a reduction in the number of shares to be registered, the number of Warrant Shares which the Corporation is required to register hereunder on behalf of the holder shall be reduced in the same ratio that the recommended reduction bears to the total number of shares originally proposed to be registered. The Corporation need not reduce the number of any shares which it proposes to sell, in which case any reduction shall be allocated proportionately among the balance of the shares to be registered, including the Warrant Shares. Notwithstanding the foregoing, the

Corporation shall not be required to register the Warrant Shares under this
Section in the event the Corporation shall register securities solely pursuant to a registration statement on Form S-8 under the Securities Act or subsequent or equivalent forms or as a result of any amendment to the Form S-3 registration statements currently effective with respect to AccuMed International, Inc. (formerly "Alamar Biosciences, Inc.").

           Section 2.2. All expenses incurred by the Corporation in complying with this Article II, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Corporation, the expense of any special audits incident to or required by any such registration, and the expense (including counsel fees) of complying with securities or Blue Sky laws shall be paid by the Corporation; provided in no event shall the Corporation be liable for any fees payable to counsel or accountants retained by any holder hereof or for underwriting fees, discounts or selling commissions attributable to such Warrant Shares.

           Section 2.3. In the event of any registration of Warrant Shares under the Securities Act pursuant to this Article 2, the Corporation will indemnify and hold harmless the holder against any losses, claims, damages or liabilities to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus, prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such holder for reasonable legal or any other expenses reasonably incurred by such holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, prospectus subject to completion or final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such holder specifically for use in the preparation thereof.

           Section 2.4. In the event of any registration of any Warrant Shares pursuant to this Article II, the holder will indemnify and hold harmless the Corporation, its attorneys, accountants, underwriters and each other person, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Corporation or such other person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus, prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, prospectus subject to completion or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such holder specifically for use in the preparation thereof, and such holder will reimburse the Corporation and each such other person for any legal or any other expenses reasonably incurred by the Corporation or such other person in connection with investigating or defending any such loss, claim, damage, liability or action.

           Section 2.5. In the event of any claim for which indemnity is sought under Section 2.3 or 2.4, above, the party seeking indemnification shall give prompt notice of its claim to the other party and shall permit the other party to engage counsel and to defend against the same.

     Section 2.6. The holder's right to request registration of Warrant Shares under this Article II shall cease and terminate as to any particular Warrant Shares when such Warrant Shares shall have been effectively registered under the Securities Act. The holder's right to request registration of Warrant Shares under this Article II shall be transferable in connection with any disposition of such shares to a transferee holding at least 10,000 of such Warrant Shares upon the agreement of such transferee to be bound by the terms hereof; provided, however, if at any time The P. L. Thomas Group, Inc., shall hold less than 10,000 Warrant Shares as a result of having transferred Warrant Shares together with registration rights hereunder, its registration rights with respect to the Warrant Shares it still holds shall terminate. For purposes of this Warrant Certificate, shares of Common Stock shall cease to be Warrant Shares when such shares have been sold pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder.


                                  ARTICLE III

     Section 3.l. If the Corporation is publicly held and so is required to make filings under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, the Corporation covenants that it will, so long as any Warrant Shares or Warrants exercisable for Warrant Shares remain outstanding, file all reports so required to be filed by it or, if it is not required to file such reports, it will, upon the request of any registered holder hereof, make publicly available such information as will enable such holder to sell such Warrant Shares without registration within the limitations of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter promulgated by the Securities and Exchange Commission.


                                   ARTICLE IV

           Section 4.l. The issue of any stock or other certificate upon the exercise of the Warrants shall be made without charge to the registered holder hereof for any transfer or issuance tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of this Warrant Certificate, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

           Section 4.2. If this Warrant Certificate shall be lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnify or otherwise protect the Corporation as the Corporation may in its discretion impose, issue a new warrant certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new warrant certificate shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

           Section 4.3. The Corporation may deem and treat the registered holder of this Warrant Certificate as the absolute owner of this Warrant Certificate for all purposes and shall not be affected by any notice to the contrary. This Warrant Certificate and all rights hereunder are transferable on the books of the Corporation, upon surrender of this Warrant Certificate, with the form of assignment attached hereto duly executed by the registered holder hereof or by his attorney duly authorized in writing, to the Corporation at its principal executive offices and thereupon there shall be issued in the name of the transferee or transferees, in exchange for this Warrant Certificate, a new warrant certificate or warrant certificates of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder; provided that the Corporation shall not be obligated to record or give effect to any transfer of Warrants, unless the holder shall furnish evidence reasonably satisfactory to the Corporation that the proposed transfer does not violate any applicable securities law or regulation. References in this Certificate to a "holder" shall include any transferee or transferees to whom the Warrants may be transferred pursuant to the foregoing.

           Section 4.4. Except as otherwise provided herein, this Warrant Certificate shall not entitle the holder to any rights of a stockholder of the Corporation either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive rights or to receive any notice of meetings of stockholders or of any other proceedings of the Corporation.

           Section 4.5. Upon the exercise or transfer of any Warrants hereunder, if the holder has Warrants with different Applicable Exercise Prices, such holder shall designate the Applicable Exercise Price with respect to the Warrants exercised or transferred. Such designation shall be recorded by the Corporation in its books and records and shall be specifically identified with such Warrants.

           Section 4.6. This Warrant Certificate shall, in all events, remain outstanding and, subject to the Warrants becoming exercisable, shall remain fully exercisable until it is exercised in its entirety.

           Section 4.7. In the event that one or more of the provisions of this Warrant Certificate shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

           Section 4.8. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be entirely performed within such State.

           Dated:  As of December 29, 1995.

                              ACCUMED INTERNATIONAL, INC.

                                        By
                                          --------------------------------
- ----------------------------                  Peter P. Gombrich
                                           Chief Executive Officer

                                FORM OF EXERCISE
                (to be executed by the registered holder hereof)


           The undersigned hereby exercises the right to purchase

        shares of common stock ("Common Stock") of ACCUMED INTERNATIONAL, INC., evidenced by the within Warrant Certificate for an Applicable Exercise Price
of $    per share and herewith makes payment of  the purchase price in full of
$      . Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Dated:                 .
        ---------------


                              --------------------------------------

Instructions for registration of stock


- --------------------------------------
        Name (Please Print)


Social Security or other identifying Number:
                                            ------------------------

Address:
          -------------------------------------------
                  City/State and Zip Code


           Instructions for registration of certificate representing the unexercised balance of Warrants (if any)


- --------------------------------------
     Name (Please Print)


Social Security or other identifying Number:
                                              -------------------

Address:
          ------------------------------------------

                    City, State and Zip Code

                        TRANSFER OF WARRANT CERTIFICATE



           For value received                                   hereby sells,
assigns and transfers unto                        the rights to purchase
shares  of common stock   of ACCUMED INTERNATIONAL, INC., at an Applicable
Exercise Price of $      per share, which rights are represented by and subject
to the terms and conditions of the within Warrant Certificate, and does hereby
irrevocably constitute and appoint                     attorney to transfer
said rights on the books of the within named Corporation, with full power of substitution in the premises.


                                  ----------------------------------

DATED:                 .
        ---------------

In the Presence of
                   ------------------------

Social Security and Other Identifying
Number of Assignee:
                   ------------------


Address of Assignee:


- -------------------------------------
     City, State and Zip Code